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                                                                    EXHIBIT 99.2



                               CONSENT OF PAUL M. BAKER

         The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references to him in the Proxy Statement-Prospectus of Great Financial Corporation and Star Banc Corporation, which is part of this Registration Statement on Form S-4 of Star Banc Corporation, with respect to his being elected or appointed as a director of Star Banc Corporation under the circumstances described therein.



                             /s/ Paul M. Baker
                             --------------------------------
                             Paul M. Baker
                             Director, Great Financial Corporation


December 11, 1997